UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 6, 2023, Skye Bioscience, Inc., a Nevada corporation (the "Company") filed a Certificate of Amendment to the Company's Articles of Incorporation (the “Articles”), to amend Section 1 of Article IV of the Articles to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 (the “Charter Amendment”). The amendment did not result in any changes to the issued and outstanding shares of the Company’s common stock, and only affects the number of shares that may be issued by the Company in the future.
As previously disclosed in the Company’s definitive information statement filed with the Securities and Exchange Commission on October 17, 2023, the Board of Directors of the Company unanimously approved and recommended, and then certain stockholders representing a majority of the voting power of the outstanding shares of voting stock of the Company approved, the Charter Amendment by written consent in lieu of a special meeting in accordance with the applicable provisions of the Nevada Revised Statutes and the Company’s Bylaws. The Company prepared and caused to be sent or delivered to its shareholders pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended, an information statement relating to the Charter Amendment, prior to the filing thereof with the Nevada Secretary of State.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: November 6, 2023	/s/ Kaitlyn Arsenault
Name: Kaitlyn Arsenault
Title: Chief Financial Officer